Roadrunner Transportation Systems Announces COO Transition Downers Grove, IL (BUSINESS WIRE) — December 11, 2019 – Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced that Michael L. Gettle, President and Chief Operating Officer, is leaving the company. He will continue to assist the company throughout the transition of his responsibilities over the next few months. “On behalf of the Board of Directors and management team, we thank Mike for his many contributions to the company. Mike joined Roadrunner in 2016 and immediately had a positive impact on integrating our operations, establishing improved metrics and accountability and successfully guiding the company during some challenging times. Without Mike’s commitment and leadership, we would not have successfully completed our recapitalization and restructuring activities. He was also instrumental in setting the course for our strategy to simplify our portfolio by focusing on our value-added logistics and asset-light LTL segments. We wish Mike all the best in his future endeavors,” said Curt Stoelting, Chief Executive Officer of Roadrunner. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics provider offering a full suite of services and solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload and over-the-road truckload services. Active On-Demand offers premium mission critical air and ground logistics solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events. Forward-looking statements include, among others, statements regarding Mr. Gettle’s transition of his responsibilities. These statements are often, but not always, made through the use of words or phrases such as "may," "will," "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "predict," "potential," "opportunity," and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner's current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner's actual results, performance, initiatives, or achievements, to differ materially from those expressed or implied in any forward-looking statement. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof except as required by law. For a full discussion of risks and uncertainties, see the section entitled "Risk Factors" in Roadrunner's Annual Report on Form 10-K for the year ended December 31, 2018. ### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com